Exhibit 99.1

Jefferson Capital Reports Fourth Quarter and Full Year 2025 Results

Record Quarterly Collections Grow 41% to $245.3 Million and Record Deployments Grow 6% to $380.5 Million

Fourth Quarter Pre-tax Income up 50% to $44.1 Million with Net Income of $37.7 Million and EPS of $0.58

Fourth Quarter Adjusted Pre-tax Income up 15% to $51.1 Million with Adjusted Net Income of $44.7 Million and Adjusted EPS of $0.69

Board of Directors Declares Quarterly Cash Dividend of $0.24 per Share

MINNEAPOLIS, March 12, 2026 /GLOBE NEWSWIRE/ -- Jefferson Capital, Inc. (“Jefferson Capital”), a leading analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts, today announced its fourth quarter and full year 2025 financial results.

“We finished the year with record collections, deployments and estimated remaining collections, or ERC - exceptional performance across all key operating aspects of the business,” said David Burton, Chairman and Chief Executive Officer. “We feel confident in our momentum going into 2026 as we continue to focus on driving profitable growth and maximizing shareholder value.”

“The Bluestem portfolio purchase closed on December 4th, and we believe the transaction solidifies our leadership position as a strategic acquirer of a wide spectrum of dislocated consumer credit assets. We are pleased with portfolio performance to date and expect Bluestem to be a meaningful contributor to our financial results in 2026.”

“Following quarter end, we executed a follow-on equity offering, which reduced the ownership of J.C. Flowers to 53% and substantially increased our float and liquidity. The company repurchased $58.9 million of stock to support that transaction.”

Fourth Quarter 2025 Highlights (vs. Fourth Quarter 2024)

●	Record collections grew 41% to $245.3 million
●	Record deployments up 6% to $380.5 million
●	Record ERC rose 23% reaching $3.4 billion
●	Record revenue up 30% to $154.8 million
●	Sector-leading Cash Efficiency Ratio of 71.0%
●	Leverage ratio* improved to 1.82x as compared to 2.72x
●	Pre-tax Income up 50% to $44.1 million with Net Income of $37.7 million and EPS of $0.58
●	Adjusted Pre-tax Income* increased 15% to $51.1 million
●	Adjusted Net Income* of $44.7 million, and Adjusted EPS of $0.69

Full Year 2025 Highlights (vs. Full Year 2024)

●	Collections grew 71% to $998.7 million
●	Deployments up 15% to $832.1 million
●	Strong revenue growth of 42% to $613.3 million
●	Sector-leading Cash Efficiency Ratio of 74.0%
●	Net Operating Income up 44% to $316.5 million
●	Pre-tax Income up 59% to $218.4 million
●	Adjusted Pre-tax Income* up 44% to $233.1 million

Collections

The following table summarizes total collections by geographic area:

	Three Months Ended
	December 31,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$186.4	$131.8	$54.6	41.4%
Canada	30.6	21.8	8.8	40.4%
United Kingdom	10.5	10.2	0.3	2.9%
Latin America	17.8	10.5	7.3	69.5%
Total Collections	$245.3	$174.3	$71.0	40.7%

●	Collections from purchased receivables increased 40.7% or $70.9 million to $245.3 million during the fourth quarter of 2025 versus $174.3 million during the same quarter in 2024
●	Collections in the United States included $36.3 million from the Conn’s portfolio purchase and $14.3 million from the Bluestem portfolio purchase which closed in the fourth quarter of 2025

Estimated Remaining Collections

The following table summarizes total ERC by geographic area:

	December 31,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$2,530.7	$2,114.0	$416.7	19.7%
Canada	392.2	266.1	126.0	47.4%
United Kingdom	190.3	151.8	38.5	25.3%
Latin America	266.7	212.6	54.1	25.5%
Total	$3,379.8	$2,744.5	$635.3	23.1%

●	ERC in the United States included $139.9 million from the Conn’s portfolio purchase and $295.6 million from the Bluestem portfolio purchase which closed December 4, 2025

Deployments

The following table summarizes the total deployments by geographic area:

	Three Months Ended
	December 31,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$317.4	$321.6	$(4.2)	(1.3)%
Canada	32.2	20.6	11.6	56.6%
United Kingdom	21.3	6.7	14.6	217.1%
Latin America	9.6	9.0	0.6	6.9%
Total Purchases	$380.5	$357.9	$22.6	6.3%

●	The Company invested $380.5 million during the quarter to acquire receivable portfolios, up 6.3% compared to $357.9 million in the fourth quarter 2024
●	$274.5 million of deployments locked in through forward flows at year end of which $224.8 million are for the next twelve months

Revenues

●	Total revenues increased $35.8 million for the quarter, or 30.1%, to $154.8 million compared to $119.0 million for the fourth quarter 2024. The growth is primarily a result of strong deployments in prior periods and higher net yields.

Operating Expenses

●	Total operating expenses increased $19.2 million, or 29.8% to $83.6 million compared to $64.4 million for the fourth quarter 2024 primarily due to increases of $10.0 million in servicing expenses due to increased collections, $8.2 million in court costs due to increased legal channel volume as well as $8.8 million in salaries and benefits driven by $8.4 million in non-cash stock-based compensation expense

●	For the fourth quarter 2025, the Company recognized portfolio revenue of $15.5 million, servicing revenue of $1.3 million and net operating income of $10.7 million related to the Conn’s portfolio purchase

●	For the fourth quarter 2025, the Company recognized portfolio revenue of $5.4 million and net operating income of $2.5 million related to the Bluestem portfolio purchase

Leverage, Liquidity and Capital Resources

●	Leverage* improved to 1.82x at December 31, 2025 compared to 2.72x at December 31, 2024 as a result of strong growth in portfolio cashflow
●	On October 27, 2025 Jefferson Capital completed an amendment of its Revolving Credit Facility (“RCF”) achieving a number of important funding structure objectives:
o	Increased commitments by $175 million to an aggregate amount of $1 billion
o	Extended maturity to October 27, 2030
o	Reduced pricing by 50 bps across the pricing grid, eliminated any credit spread adjustments and removed the SOFR floor
o	Reduced the non-use fee rate for unutilized commitments by 5 bps
o	Implemented a handful of ‘housekeeping’ borrower-friendly changes to reflect public company status
●	At December 31, 2025, the Company had $232 million drawn under the RCF
●	The $300 million 2026 maturity was pre-funded with a $500 million unsecured debt offering in May 2025, which paid down the RCF. The company has segregated $300 million of capacity to repay the maturity in May 2026

Dividend

The Board of Directors declared a quarterly cash dividend of $0.24 per share on its outstanding common stock, payable on April 2, 2026, to shareholders of record as of the close of business on March 24, 2026.

Recent Developments

On January 7, 2026, the Company announced the pricing of the underwritten public offering of 10,000,000 shares of common stock by certain of its existing stockholders at a price to the public of $20.50 per share. In addition, the underwriters purchased from the selling stockholders 1,500,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions. The selling stockholders received all the net proceeds from this offering. As part of the secondary offering, the Company concurrently repurchased and retired 3,000,000 shares of its common stock from the underwriters at a per-share purchase price equal to the price payable by the underwriters to the selling stockholders in the offering. The offering and the concurrent share repurchase closed on January 9, 2026.

*Leverage Ratio, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. For a reconciliation of historical Leverage, Adjusted Pre-Tax Income and Adjusted Net Income, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press-release.

Webcast

A webcast to discuss the Company’s fourth quarter 2025 financial results is scheduled for today, March 12, 2026 at 5:00 p.m. ET. The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://investors.jcap.com/news-events/events.

Use of Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, including Leverage, Adjusted Pre-Tax Income, Adjusted Net Income, and Adjusted EPS, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). These non-GAAP measures are used by management as a supplemental measure, have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. Our management believes Leverage, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS help us provide enhanced period-to-period comparability of operations and financial performance and are useful to investors as other companies in our industry report similar financial measures. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP financial measures presented by other companies, which could limit such measures’ usefulness as comparative measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items. Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

About Jefferson Capital, Inc.

Founded in 2002, Jefferson Capital is an analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts with operations in the United States, Canada, the United Kingdom and Latin America. It purchases and services both secured and unsecured assets, and its growing client base includes Fortune 500 creditors, banks, fintech origination platforms, telecommunications providers, credit card issuers and auto finance companies. Jefferson Capital is headquartered in Minneapolis, Minnesota with additional offices and operations located in Sartell, Minnesota, Denver, Colorado and San Antonio, Texas (United States); Basingstoke, England; London, England and Paisley, Scotland (United Kingdom); London, Ontario and Toronto, Ontario (Canada); as well as Bogota (Colombia).

Contacts:

Investor Relations

IR@jcap.com

Media Relations

Doug.Donsky@icrinc.com

Disclosure Regarding Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements concerning our anticipated financial performance, execution of our business strategies, the favorability of the investment environment, the benefits of the transaction with Bluestem, and our ability to continue paying quarterly cash dividends. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: a deterioration in the economic or inflationary environment in the United States, Canada, the United Kingdom or Latin America, including the interest rate environment; our ability to replace our portfolios of nonperforming loans with additional portfolios sufficient to operate efficiently and profitably; our ability to collect sufficient amounts on our nonperforming loans to fund our operations; the possibility that third parties we rely on to conduct collection and other activities fail to perform their services; the possibility that we could recognize significant decreases in our estimate of future recoveries on nonperforming loans; changes in, or interpretations of, federal, state, local, or international laws, including bankruptcy and collection laws, or changes in the administrative practices of various bankruptcy courts, which could negatively impact our business or our ability to collect on nonperforming loans; goodwill impairment charges that could negatively impact our net income and stockholders’ equity; our ability to comply with existing and new regulations of the collection industry, the failure of which could result in penalties, fines, litigation, damage to our reputation, or the suspension or termination of or required modification to our ability to conduct our business; adverse outcomes in pending or future litigation or administrative proceedings; the possibility that class action suits and other litigation could divert management’s attention and increase our expenses; investigations, reviews, or enforcement actions by governmental authorities, including the Consumer Financial Protection Bureau, which could result in changes to our business practices, negatively impact our deployment volume, make collection of account balances more difficult, or expose us to the risk of fines, penalties, restitution payments, and litigation; the possibility that compliance with complex and evolving international and United States laws and regulations that apply to our international operations could increase our cost of doing business in international jurisdictions; our ability to comply with data privacy regulations such as the General Data Protection Regulation; our ability to retain, expand, renegotiate or replace our credit facility and our ability to comply with the covenants under our financing arrangements; our ability to refinance our indebtedness; our ability to service our outstanding indebtedness; changes in interest or exchange rates, which could reduce our net income, and the possibility that future hedging strategies may not be successful; and the possibility that we could incur business or technology disruptions or cybersecurity incidents. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the SEC, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

FINANCIAL TABLES FOLLOW

Jefferson Capital, Inc.

Combined and Consolidated Balance Sheets

As of December 31, 2025 and 2024

(Amounts in Thousands)

	2025	2024
Assets
Cash and cash equivalents	$23,231	$35,506
Restricted cash	24,320	2,737
Accounts receivable	12,245	16,532
Other assets	16,273	14,390
Investments in receivables, net	1,928,742	1,497,748
Credit card receivables (net of allowance for	16,312	17,176
credit losses of $1,784 and $1,907)
Property, plant and equipment, net	1,695	2,274
Other intangible assets, net	6,541	10,237
Goodwill	58,014	57,683
Total Assets	$2,087,373	$1,654,283

Liabilities
Accounts payable and accrued expenses	$95,208	$69,975
Other liabilities	4,179	4,860
Current tax liabilities	855	—
Deferred tax liabilities	101,957	2,193
Notes payable, net	1,409,039	1,194,726
Total Liabilities	$1,611,238	$1,271,754

Stockholders' Equity
Common Stock par value $0.0001 per share; 330,000,000 shares and 0 shares authorized as of December 31, 2025 and December 31, 2024 and 58,298,923 and 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024	$6	$—
Additional paid-in capital	(49,549)	—
Retained earnings	522,632	398,122
Accumulated other comprehensive income (loss)	3,046	(15,593)
Total stockholders' equity	$476,135	$382,529
Total Liabilities and Stockholders' Equity	$2,087,373	$1,654,283

Jefferson Capital, Inc.

Combined and Consolidated Statements of Operations and Comprehensive Income

For the periods ended December 31, 2025 and 2024

(Amounts in Thousands, except Earnings Per Share amounts)

	(unaudited)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024	2023
Revenues
Total portfolio income	$143,667	$110,942	$560,416	$396,304	$306,529
Changes in recoveries	331	(1,985)	6,001	(419)	(12,955)
Total portfolio revenue	143,998	108,957	566,417	395,885	293,574
Credit card revenue	1,746	1,986	7,196	8,338	8,820
Servicing revenue	9,055	8,035	39,676	29,118	20,678
Total Revenues	154,799	118,978	613,289	433,341	323,072
Provision for credit losses	690	859	2,360	3,497	3,524
Operating Expenses
Salaries and benefits	20,993	12,140	64,584	48,112	36,527
Servicing expenses	53,253	35,015	187,201	130,889	101,696
Depreciation and amortization	1,047	930	5,254	2,608	2,372
Professional fees	3,288	5,465	18,641	11,396	6,833
Other selling, general and administrative	4,971	10,803	18,754	16,572	8,069
Total Operating Expenses	83,552	64,353	294,434	209,577	155,497
Net Operating Income	70,557	53,766	316,495	220,267	164,051

Other Income (Expense)
Interest expense	(28,599)	(22,050)	(105,784)	(77,239)	(48,108)
Foreign exchange and other income (expense)	2,161	(2,292)	7,725	(5,474)	4,641
Total other expense	(26,438)	(24,342)	(98,059)	(82,713)	(43,467)
Income Before Income Taxes	44,119	29,424	218,436	137,554	120,584
Provision for income taxes	(6,385)	(2,469)	(30,471)	(8,663)	(9,045)
Net Income	37,734	26,955	187,965	128,891	111,539
Net income attributable to noncontrolling interest	—	—	—	—	(20)
Net income attributable to Jefferson Capital, Inc.	37,734	26,955	$187,965	$128,891	$111,519
Foreign currency translation gain / (loss)	5,728	(12,906)	18,639	(13,951)	8,261
Comprehensive Income	$43,462	$14,049	$206,604	$114,940	$119,780

Earnings per share
Basic	$0.58	$—	$5.64	$—	$—
Diluted	0.58	—	5.64	—	—
Weighted average common shares outstanding
Basic	58,271	—	30,015	—	—
Diluted	58,271	—	30,015	—	—

Jefferson Capital, Inc.

Combined and Consolidated Statements of Cash Flows

For the years ended December 31, 2025, 2024 and 2023

(Amounts in Thousands)

	2025	2024	2023
Cash flows from operating activities
Net income	$187,965	$128,891	$111,539
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	5,254	2,608	2,372
Amortization of debt issuance costs	6,223	4,253	2,911
Provision for credit losses	2,360	3,497	3,524
Stock-based compensation	17,224	—	—
Deferred income tax	21,465	(527)	(754)
Changes in assets and liabilities:
Other assets	(1,754)	(435)	(26,230)
Accounts receivable	4,594	(7,326)	17,861
Accounts payable and accrued expenses	25,482	37,248	8,996
Net cash provided by operating activities	268,813	168,209	120,219
Cash flows from investing activities
Purchases of receivables, net	(832,077)	(723,253)	(530,873)
Purchases of credit card receivables	(26,703)	(30,750)	(35,434)
Collections applied to investments in receivables, net	432,265	188,675	137,400
Collections applied to credit card receivables	25,657	29,174	32,319
Acquisition, net of cash acquired	—	—	(5,596)
Purchases of property and equipment, net	(1,085)	(6,211)	(1,227)
Net cash used in investing activities	(401,943)	(542,365)	(403,411)
Cash flow from financing activities
Proceeds from notes payable	1,187,797	1,082,484	654,734
Payments on notes payable	(969,295)	(650,398)	(328,413)
Payment of debt issuance costs	(15,348)	(7,266)	(5,898)
Dividends paid to stockholders	(63,455)	(36,000)	(30,564)
Proceeds from issuance of common stock	10,000	—	—
Net cash (used in) / provided by financing activities	149,699	388,820	289,859
Exchange rate effects on cash balances held in foreign currencies	(7,261)	2,975	(1,220)
Net (decrease) increase in cash and cash equivalents and restricted cash	9,308	17,639	5,447
Cash and cash equivalents and restricted cash, beginning of period	38,243	20,604	15,157
Cash and cash equivalents and restricted cash, end of period	$47,551	$38,243	$20,604

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics

Cash Efficiency Ratio

	Three Months Ended
	December 31,
($in Millions)	2025	2024
Collections	$245.3	$174.3
Credit card revenue	1.7	2.0
Servicing revenue	9.1	8.0
Cash Receipts (A)	$256.1	$184.3

Operating Expenses	$83.6	$64.4
Stock compensation	(8.4)	(0.5)
Canaccede exit incentive	(0.4)	(7.7)
Merger and acquisition and initial public offering expenses	(0.4)	(4.5)
Adjusted Operating Expenses (B)	$74.4	$51.7

Cash Efficiency Ratio (A-B) / A	71.0%	71.9%

Adjusted Pre-tax Income

	Three Months Ended
	December 31,
($in Millions)	2025	2024
Pre-tax Income	$44.1	$29.4
Foreign exchange and other income (expense)	(2.2)	2.3
Stock Compensation	8.4	0.5
Canaccede exit incentive	0.4	7.7
Merger and acquisition and initial public offering expenses	0.4	4.5
Adjusted Pre-tax Income	$51.1	$44.4

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics (Continued)

Adjusted Net Income and Adjusted EPS

	Three Months Ended		Increase	%
	December 31,		(Decrease)	Change
(in Millions, Except Adjusted EPS amounts)	2025	2024
Net Income	$37.7	$27.0	$10.7	39.8%
Foreign exchange and other income (expense)	(2.2)	2.3	(4.5)	(194.3)
Stock compensation	8.4	0.5	7.9	1,574.6
Canaccede exit incentive	0.4	7.7	(7.3)	—
Merger and acquisition and initial public offering expenses	0.4	4.5	(4.1)	(91.0)
Adjusted Net Income	$44.7	$42.0	$2.7	6.5%

Weighted average diluted common shares outstanding (in millions)	58.3
Expected vesting of non-vested restricted stock	6.3
Adjusted weighted average diluted common shares outstanding	64.6

Adjusted EPS	$0.69

Leverage

	Trailing Twelve Months Ended
	December 31,
($in Millions)	2025	2024
Net cash provided by operating activities	$268.8	$168.2
Changes in prepaid expenses	(0.5)	7.8
Changes in accounts payable and accrued expenses	(46.9)	(36.7)
Provision for credit losses	(2.4)	(3.5)
Foreign exchange and other income (expense)	(7.7)	5.5
Cash interest paid	95.5	73.0
Provision for income taxes	30.5	8.7
Total portfolio revenue	(566.4)	(395.9)
Gross collections	998.7	584.5
Stock compensation	(7.9)	4.5
Canaccede exit consideration	1.4	7.7
Merger and acquisition and initial public offering expenses	10.5	7.0
Adjusted Cash EBITDA (A)	$773.6	$430.8

	As of December 31,
	2025		2024
Borrowings, as reported	$1,409.0		$1,194.7
Unamortized issuance costs	22.5		13.4
Unrestricted cash	(23.2)		(35.5)
Net Debt (B)	$1,408.4		$1,172.6

Leverage (B / A)	1.82	x	2.72	x